Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

October 30, 2013

Wisconsin Energy posts 2013 third quarter and nine month results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income of $137.5 million or 60 cents a share for the third quarter of 2013. This compares with net income of $156.1 million or 67 cents a share for the third quarter of 2012.

Third quarter 2013 revenues were $1.05 billion. Revenues totaled $1.04 billion in the same quarter last year. This year’s third quarter earnings were affected by a return to normal weather compared to a much warmer than normal summer last year, and by bill credits to customers in anticipation of a federal grant the company expects to receive for building a biomass-fueled power plant in northern Wisconsin.

For the first nine months of 2013, the company recorded net income of $433.1 million or $1.88 a share - down from $447.5 million or $1.92 a share in the corresponding nine months a year ago.

“Strong operating performance and the impact of the company's share repurchase program were positive factors underlying our third quarter results. Milder weather was the major negative factor,” said Gale Klappa, chairman and chief executive officer.

“Of course, last summer the region experienced record heat. But with a return to more typical summer temperatures, customer demand for air conditioning dropped significantly in this year’s third quarter,” Klappa added.

Residential use of electricity in the July through September period was down by 8.9 percent. Consumption of electricity by small commercial and industrial customers declined by 3 percent. Electricity use by large commercial and industrial customers - excluding the iron ore mines in Michigan's Upper Peninsula - was 3.5 percent lower.

On a weather-normalized basis, retail consumption of electricity - excluding the iron ore mines - was down by 1.8 percent.

At the end of September, the company was serving approximately 2,700 more electric customers and 5,000 more natural gas customers than a year ago.

“Operationally, the company continues to perform at a high level. Cash generation remains strong, and our financial performance is on track through the first nine months of the year,” said Klappa.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on Oct. 30, 2013. The presentation will review 2013 third quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial
706-643-5658. The conference ID is 80350976. Access also may be gained through the company's website (wisconsinenergy.com). Click 'Third Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its third quarter performance. The materials will be available at
6:30 a.m. Central time on Oct. 30, 2013.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Nov. 13, 2013. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 80350976.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and 1.1 million natural gas customers in Wisconsin.
The company's principal utility is We Energies.  The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has more than $14 billion of assets, approximately 4,500 employees and more than 41,000 stockholders of record.

Tables follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,053.2	$1,039.3	$3,340.7	$3,175.2

Operating Expenses
Fuel and purchased power	339.1	336.4	886.2	848.9
Cost of gas sold	61.6	55.5	446.9	368.0
Other operation and maintenance	268.1	244.6	821.6	798.8
Depreciation and amortization	96.9	91.8	289.1	269.7
Property and revenue taxes	29.5	30.4	88.4	90.9
Total Operating Expenses	795.2	758.7	2,532.2	2,376.3

Operating Income	258.0	280.6	808.5	798.9

Equity in Earnings of Transmission Affiliate	17.1	17.1	51.0	48.9
Other Income, net	5.1	9.0	15.3	33.6
Interest Expense, net	62.0	60.9	190.3	181.3

Income Before Income Taxes	218.2	245.8	684.5	700.1

Income Tax Expense	80.7	89.7	251.4	252.6

Net Income	$137.5	$156.1	$433.1	$447.5

Earnings Per Share
Basic	$0.61	$0.68	$1.90	$1.94
Diluted	$0.60	$0.67	$1.88	$1.92

Weighted Average Common Shares Outstanding (Millions)
Basic	226.8	230.4	228.0	230.4
Diluted	228.8	232.9	230.2	233.1

Dividends Per Share of Common Stock	$0.3825	$0.30	$1.0625	$0.90

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2013	December 31, 2012
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,805.2	$10,572.2

Investments
Equity investment in transmission affiliate	396.7	378.3
Other	36.5	35.5
Total Investments	433.2	413.8

Current Assets
Cash and cash equivalents	18.5	35.6
Accounts receivable, net	299.0	285.3
Accrued revenues	161.0	278.1
Materials, supplies and inventories	367.6	360.7
Current deferred tax asset, net	230.8	46.3
Prepayments and other	161.3	307.9
Total Current Assets	1,238.2	1,313.9

Deferred Charges and Other Assets
Regulatory assets	1,267.4	1,339.0
Goodwill	441.9	441.9
Other	186.9	204.2
Total Deferred Charges and Other Assets	1,896.2	1,985.1
Total Assets	$14,372.8	$14,285.0

Capitalization and Liabilities

Capitalization
Common equity	$4,198.1	$4,135.1
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,370.9	4,453.8
Total Capitalization	8,599.4	8,619.3

Current Liabilities
Long-term debt due currently	371.0	412.1
Short-term debt	361.8	394.6
Accounts payable	296.9	368.4
Accrued payroll and benefits	90.8	100.9
Other	170.7	167.3
Total Current Liabilities	1,291.2	1,443.3

Deferred Credits and Other Liabilities
Regulatory liabilities	830.7	866.5
Deferred income taxes - long-term	2,470.3	2,117.0
Deferred revenue, net	676.8	709.7
Pension and other benefit obligations	214.5	244.0
Other	289.9	285.2
Total Deferred Credits and Other Liabilities	4,482.2	4,222.4
Total Capitalization and Liabilities	$14,372.8	$14,285.0

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
	2013	2012
	(Millions of Dollars)
Operating Activities
Net income	$433.1	$447.5
Reconciliation to cash
Depreciation and amortization	297.6	278.2
Contributions to qualified benefit plans	—	(100.0)
Deferred income taxes and investment tax credits, net	219.8	249.6
Working capital and other	99.8	117.1
Cash Provided by Operating Activities	1,050.3	992.4

Investing Activities
Capital expenditures	(497.7)	(477.5)
Investment in transmission affiliate	(7.9)	(13.1)
Change in restricted cash	2.7	36.0
Other, net	(41.9)	(36.8)
Cash Used in Investing Activities	(544.8)	(491.4)

Financing Activities
Common stock issued (repurchased), net	(145.2)	(59.7)
Dividends paid on common stock	(242.3)	(207.4)
Change in debt, net	(146.0)	(235.0)
Other, net	10.9	—
Cash Used in Financing Activities	(522.6)	(502.1)

Change in Cash	(17.1)	(1.1)

Cash at Beginning of Period	35.6	14.1

Cash at End of Period	$18.5	$13.0

Wisconsin Energy Corporation
Normalized Retail Electric Sales (a)

	Third Quarter
	2013 Actual vs. 2012 Actual	2013 Normalized vs. 2012 Normalized
Residential	(8.9)%	(0.4)%
Small Commercial/Industrial	(3.0)%	(2.5)%
Large Commercial/Industrial (ex. Mines)	(3.5)%	(2.7)%
Total Large Commercial/Industrial	(6.4)%	(5.7)%
Total Retail Sales	(6.1)%	(2.9)%
Retail (Excluding Mines)	(5.2)%	(1.8)%

	Nine Months		Annual (b)
	2013 Actual vs. 2012 Actual	2013 Normalized vs. 2012 Normalized	2013 Budget vs. 2012 Normalized
Residential	(3.9)%	(0.2)%	0.1%
Small Commercial/Industrial	(1.1)%	(0.6)%	0.3%
Large Commercial/Industrial (ex. Mines)	(3.7)%	(1.8)%	0.2%
Total Large Commercial/Industrial	(6.2)%	(4.6)%	(2.4)%
Total Retail Sales	(3.8)%	(1.9)%	(0.7)%
Retail (Excluding Mines)	(2.9)%	(0.8)%	0.2%

(a) Normalized - 20 year average weather adjusted. The nine months has also been adjusted for leap year in 2012 which caused a decline in normalized sales of approximately 0.4% relative to 2012.

(b) Actual results may differ materially from these forecasts because of seasonal, economic and other factors.